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MOBILE GAS
SERVICE CORPORATION     POST OFFICE BOX 2248 - 2828 DAUPHIN STREET - MOBILE, ALABAMA 36652 - (205) 476-2720
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                                                                      Exhibit 99

January 27, 1995

RELEASE:  IMMEDIATELY
CONTACT:  REGGIE MOODY
          450-4741

         The Board of Directors of Mobile Gas Service Corporation has elected Mr. John S. Davis President and Chief Executive Officer. He succeeds Walter L. Hovell, who is retiring.

         Davis, a native of Jonesboro, La., has more than 20 years of experience in the natural gas industry. After a tour of duty in the Air Force, he joined Pennzoil Company in 1971. He held a variety of executive positions, including President of United Energy Resources, Inc., the parent company of United Gas Pipe Line Company. He helped with the merger of United Energy with Midcon Corp. in 1985 and the sale of Midcon to Occidental Petroleum Corp. in 1986. After a two-year period as an independent consultant, Davis
became president and chief operating officer at United Gas.    Since July 1994,
he has been Executive Vice President and Chief Operating Officer at Mobile Gas Service Corporation.

         Davis, 52, earned his bachelor's and master's degrees in accounting from Louisiana Tech in Ruston, and holds CPA certificates from Louisiana and Texas. He serves on the boards of the Mobile Area Chamber of Commerce and the Mobile Area Council of Boy Scouts of America. He is also a member of the Senior Bowl Committee.




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